                                                                                                         EXHIBIT 12.1

                               TRW AUTOMOTIVE INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)

                                                                           PREDECESSOR
                                          ---------------------------------------------------------------------------
                                                      YEAR ENDED DECEMBER 31,                            TWO MONTHS
                                          -----------------------------------------------  THREE MONTHS    ENDED
                                                                                           ENDED MARCH   FEBRUARY 28,
                                           1998      1999      2000      2001      2002     29, 2002        2003
                                          ------    ------    ------    ------    ------   ------------  ------------

Earnings (loss) from continuing operations
 before income taxes, adjustment for
 minority interests in consolidated
 subsidiaries and income or loss from
 equity investments                        $367      $ 217     $ 218       $(55)      $317     $  75         $  53

Plus:
    Fixed charges                           109        433       417        401        352        84            53
    Amortization of capitalized
      interest                               --         --        --         --         --        --            --
    Distributed income of equity
      investees                               2          5         2          3          4         2            --
Less:
    Capitalized interest                     --         --        --         --         --        --            --
                                           ----      -----     -----       ----       ----     -----         -----
    Earnings available for
      fixed charges                         478        655       637        349        673       161           106

FIXED CHARGES:
    Interest expense                         91        405       387        373        316        75            48
    Capitalized interest                     --         --        --         --         --        --            --
    Loss on sale of receivables              --         --        --          1          7         2            --
    Estimated interest factor for
      rentals                                18         28        30         27         29         7             5
                                           ----      -----     -----       ----       ----     -----         -----
    Fixed charges                           109        433       417        401        352        84            53

RATIO OF EARNINGS TO FIXED CHARGES          4.4x       1.5x      1.5x        --        1.9x      1.9x          2.0x
DEFICIENCY                                                                  (52)(a)

                                             SUCCESSOR
                                          --------------
                                             ONE MONTH
                                                ENDED
                                             MARCH 28,
                                               2003
                                          --------------

Earnings (loss) from continuing operations
 before income taxes, adjustment for
 minority interests in consolidated
 subsidiaries and income or loss from
 equity investments                            $(26)

Plus:
    Fixed charges                                61
    Amortization of capitalized
      interest                                   --
    Distributed income of equity
      investees                                   1
Less:
    Capitalized interest                         --
                                               ----
    Earnings available for
      fixed charges                              36

FIXED CHARGES:
    Interest expense                             40
    Capitalized interest                         --
    Loss on sale of receivables                  18
    Estimated interest factor for
      rentals                                     3
                                               ----
    Fixed charges                                61

RATIO OF EARNINGS TO FIXED CHARGES               --
DEFICIENCY                                      (25)(b)

(a)  The Predecessor experienced a net loss for the year ended December 31,
     2001, and as a result, the ratio of earnings to fixed charges was less than
     1:1. Additional net earnings of $52 million would be required to achieve a coverage of 1:1.
(b)  The Successor experienced a net loss for the one month ended March 28,
     2003, and as a result, the ratio of earnings to fixed charges was less than
     1:1. Additional net earnings of $25 million would be required to achieve a coverage of 1:1.